As filed with the Securities and Exchange Commission on July 30, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iteris, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-2588496 (I.R.S. Employer Identification Number)
1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705
(949) 270-9400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas L. Groves
Chief Financial Officer
Iteris, Inc.
1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705
(949) 270-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steven B. Stokdyk, Esq.
Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
(424) 653-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (“Amendment”) to the Registration Statement on Form S-3 (File No. 333-256898) (the “Registration Statement”) is being filed solely for the purposes of amending and restating the “Incorporation of Certain Documents” section of the Registration Statement and an updated consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP), filed herewith as Exhibit 23.1 (the “Consent’). Accordingly, this Amendment consists only of the facing page, this explanatory note, “Incorporation of Certain Documents” section of the Registration Statement, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Consent filed herewith as Exhibit 23.1. Other than the updated “Incorporation of Certain Documents” section, addition of the updated exhibit and corresponding changes to the exhibit index and signature page, the remainder of the Registration Statement is unchanged.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:
(a)
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC on June 1, 2021, as amended on Form 10-K/A for the fiscal year ended March 31, 2021, filed with the SEC on June 7, 2021;

(b)
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2021; and

(c)
The description of the Registrant’s common stock, par value $0.10 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-08762) filed with the SEC on February 5, 2016, which was amended by Amendment No. 1 thereto filed with the SEC on October 4, 2018, including any amendment or report filed for the purpose of updating such description.

These documents may also be accessed on our website at www.iteris.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference by writing or telephoning us at the following address:
Iteris, Inc.
1700 Carnegie Avenue, Suite 100
Santa Ana, CA 92705
Attention: Corporate Secretary
(949) 270-9400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 16.   Exhibits.
Exhibit Number	Description	Where Located
1.1*	Form of Underwriting Agreement	*
3.1	Restated Certificate of Incorporation of the registrant as filed with the Delaware Secretary of State on October 12, 2018	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-08762), as filed with the SEC on October 15, 2018
3.2	Restated Bylaws of the Registrant, as amended through August 6, 2018	Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q (File No. 001-08762), as filed with the SEC on August 7, 2018
4.1	Form of Specimen Certificate Representing Common Stock	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-08762), as filed with the SEC on December 8, 2004
4.4	Form of Preferred Stock Certificate	*
4.5	Form of Equity Warrant	*
4.6	Form of Unit	*
4.7	Form of Indenture	Previously filed with the Registration Statement on Form S-3 (File No. 333-256898), as filed with the SEC on June 8, 2021
5.1	Opinion of Latham & Watkins LLP	Previously filed with the Registration Statement on Form S-3 (File No. 333-256898), as filed with the SEC on June 8, 2021
23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)	Filed herewith
23.2	Consent of Latham & Watkins LLP	Contained in Exhibit 5.1 filed with previously filed Registration Statement on Form S-3 (File No. 333-256898), as filed with the SEC on June 8, 2021
24.1	Power of Attorney	Included in the signature pages to the previously filed Registration Statement on Form S-3 (File No. 333-256898), as filed with the SEC on June 8, 2021
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended.	*

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Amendment to the Registration Statement and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on July 30, 2021.
ITERIS, INC.
By:
/s/ Joe Bergera

Name: Joe Bergera
Title: Chief Executive Officer (principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Joe Bergera Joe Bergera	President, Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2021
/s/ Douglas L. Groves Douglas L. Groves	Sr. Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2021
/s/ Anjali Joshi Anjali Joshi	Director	July 30, 2021
/s/ Gerard M. Mooney Gerard M. Mooney	Director	July 30, 2021
/s/ Laura L. Siegal Laura L. Siegal	Director	July 30, 2021
/s/ Thomas L. Thomas Thomas L. Thomas	Director	July 30, 2021
/s/ Luke P. Schneider Luke Schneider	Director	July 30, 2021
/s/ Dennis W. Zank Dennis W. Zank	Director	July 30, 2021